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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GENERAC HOLDINGS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GENERAC HOLDINGS INC.
S45 W29290 Hwy. 59
Waukesha, Wisconsin 53187

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 4, 2010

To our stockholders,

        Notice is hereby given that the 2010 annual meeting of stockholders of Generac Holdings Inc. will be held on Friday, June 4, 2010, at 9:00 a.m. local time, at the Marriott Milwaukee West, W231 N1600 Corporate Court, Waukesha, WI 53186, for the following purposes:

  1.
  To elect the three nominees named herein as Class I directors;

  2.
  To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm to audit the consolidated financial statements of Generac Holdings Inc. and its subsidiaries for the year ended December 31, 2010; and

  3.
  To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

        Holders of record of our common stock at the close of business on April 23, 2010 are entitled to notice of, and to vote at, the annual meeting. Stockholders of record may vote their shares via telephone, over the Internet, by signing, dating and mailing the proxy card in the envelope provided, by delivering a completed proxy card at the annual meeting or by voting in person at the annual meeting. Instructions regarding all methods of voting are contained on the proxy card. If your shares are held in the name of a bank, broker, fiduciary or custodian, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone proxies will depend on their voting procedures.

By Order of the Board of Directors,

Aaron Jagdfeld Chief Executive Officer

April 29, 2010

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE OR, IF YOU PREFER, SUBMIT YOUR PROXY BY TELEPHONE OR USING THE INTERNET, TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

EXPLANATORY NOTE

        This proxy statement contains information to be incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on March 30, 2010.

GENERAC HOLDINGS INC.
S45 W29290 Hwy. 59
Waukesha, Wisconsin 53187

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 4, 2010

 INFORMATION CONCERNING SOLICITATION AND VOTING

        This proxy statement will first be mailed on or about May 3, 2010 to stockholders of Generac Holdings Inc., which is sometimes referred to in this proxy statement as "we," "us," "our," or the "Company" in connection with this document and the solicitation by our board of directors (the "Board of Directors" or "Board") of proxies to be voted at the Annual Meeting of Stockholders to be held on Friday, June 4, 2010, at 9:00 a.m. local time, at the Marriott Milwaukee West, W231 N1600 Corporate Court, Waukesha, WI 53186, and any postponement or adjournment thereof.

Matters to be Considered

        At the meeting, stockholders will be asked to vote to elect the three nominees named herein as Class I directors, and to ratify the selection of the independent registered public accounting firm. See "PROPOSAL 1—ELECTION OF CLASS I DIRECTORS," and "PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM." The Board of Directors does not know of any matters to be brought before the meeting other than as set forth in the notice of meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Stock Outstanding and Entitled to Vote

        Holders of common stock as of the record date, i.e., the close of business on April 23, 2010, are entitled to notice of, and to vote at, annual meeting. As of the record date, there were 67,529,290 shares of common stock outstanding and entitled to vote at the annual meeting, with each share entitled to one vote.

Information About This Proxy Statement

        Why you received this proxy statement.    You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the "SEC") and that is designed to assist you in voting your shares. If you own our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one notice relating to these proxy materials. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent:

    Computershare Trust Company, N.A.
    250 Royall Street
    Canton, MA 02021
    Telephone: (800) 962-4284
    Fax: (312) 601 2312

        Householding.    The SEC's rules permit us to deliver a set of annual meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy statement to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy statement, please contact York Ragen, Chief Financial Officer ("CFO"), Generac Holdings, Inc., S45 W29290 Hwy. 59, Waukesha, WI 53187.

        If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements and other communications for your household, please contact York Ragen, CFO, at the above address.

Voting by and Revocation of Proxies

        Stockholders of record are requested to vote by proxy in one of three ways:

  •
  By telephone—Use the toll-free telephone number shown on your proxy card;

  •
  By Internet—Visit the Internet website indicated on your proxy card and follow the on-screen instructions;

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  By Mail—You can date, sign and promptly return your proxy card by mail in the enclosed postage prepaid envelope; or

  •
  In person—You can deliver a completed proxy card at the meeting or vote in person.

        Voting instructions (including instructions for both telephonic and Internet proxies) are provided on the proxy card. The Internet and telephone proxy procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders' instructions have been recorded properly. A control number, located on the proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded. Costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, must be borne by the stockholder. If you submit your proxy by Internet or telephone, it will not be necessary to return your proxy card.

        If a stockholder does not return a signed proxy card or submit a proxy by the Internet or by telephone, and does not attend the meeting and vote in person, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the Internet, which are not revoked will be voted at the meeting in accordance with the instructions contained therein.

        If instructions are not given, proxies will be voted FOR election of each nominee for director named herein and FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. In addition, we reserve the right to exercise discretionary authority to vote proxies, in the manner determined by the Company in its sole discretion, on any matters brought before the 2010 annual meeting for which we did not receive adequate notice under the proxy rules promulgated by the SEC.

        Any proxy signed and returned by a stockholder or submitted by telephone or via the Internet may be revoked at any time before it is exercised by giving written notice of revocation to the Company's Secretary at our address set forth herein, by executing and delivering a later-dated proxy (either in writing, by telephone or via the Internet) or by voting in person at the meeting. Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

        If your shares are held in the name of a bank, broker, fiduciary or custodian, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone proxies will depend on their voting procedures.

Quorum and Required Number of Votes Cast

        The presence at the annual meeting, in person or by proxy, of the holders of at least 33,764,646 shares, constituting a majority of the number of shares of common stock issued and outstanding and entitled to vote as of the record date, is required to constitute a quorum to transact business at the annual meeting.

        For purposes of the election of the nominees named herein as directors and ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm, abstentions and broker non-votes will each be included in the determination of the number of shares present for purposes of constituting a quorum. However, abstentions and broker non-votes will not be counted as votes cast.

Required Votes

        Election of Nominees named herein as Directors.    Under Delaware law, the affirmative vote of the holders of a plurality of shares of common stock voting on this matter at the annual meeting (i.e., the largest number of votes cast) is required to elect each nominee named herein as a director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality.

        Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.    The affirmative vote of the holders of a majority of the shares of common stock voting on this matter at the annual meeting is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm.

        Other Matters.    If any other matters are properly presented at the annual meeting for action, including a question of adjourning or postponing the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

Shares Held by Brokers

        If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not give voting instructions to your broker, your broker may vote your shares for you on any discretionary items of business to be voted upon at the annual meeting, such as the ratification of the appointment of Ernst & Young LLP. If you do not provide voting instructions on a non-discretionary item, including the election of the nominees named herein as directors, the shares will be treated as "broker non-votes." "Broker non-votes" will be included in determining the presence of a quorum at the annual meeting but are not counted as votes cast.

Proxy Solicitation

        We will bear the costs of solicitation of proxies for the annual meeting, including preparation, assembly, printing and mailing of this proxy statement, the annual report, the proxy card and any additional information furnished to stockholders. Copies of our proxy statement will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation material to such beneficial owners. In addition, under the terms of our engagement with Computershare Trust Company, N.A. ("Computershare") as transfer agent for the Company, Computershare provides services in connection with our annual meeting. The anticipated total cost of such engagement is $12,000, of which a small portion of such cost relates to services provided in connection with our annual meeting. Solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Independent Registered Public Accounting Firm

        We have been advised that a representative of Ernst & Young LLP, our independent registered public accounting firm for the year ended December 31, 2009, will attend the annual meeting, will have an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

Important Notice Regarding Internet Availability of Proxy Materials for the 2010 Annual Meeting to be held on June 4, 2010

        Our proxy material relating to our 2010 Annual Meeting (notice, proxy statement, proxy card and annual report) will be available at "Investor Relations" on our website at www.generac.com.

PROPOSAL 1—ELECTION OF CLASS I DIRECTORS

        Our Third Amended and Restated Certificate of Incorporation provides that our Board of Directors is divided into three classes, as nearly equal in number as possible, with each class serving a consecutive three-year term. The term of the current Class I Directors will expire on the date of the 2010 annual meeting.

        In selecting director candidates, the Nominating and Corporate Governance Committee considers whether the candidates possess the required skill sets and fulfill the qualification requirements of directors approved by the Board of Directors, including integrity, objectivity, sound judgment, leadership and diversity of experience (for example, in relation to finance and accounting, strategy, risk, technical expertise, policy-making, etc.). The following biographies describe the business experience of each director. Following the biographical information for each director below, we have listed qualifications that, in addition to those discussed above, the Board of Directors considered in determining whether to recommend the director be nominated for reelection.

        The nominees for election as Class I Directors at the 2010 annual meeting are described below. The Nominating and Corporate Governance Committee of the Board of Directors has nominated each of the candidates for election. If elected, each of the nominees is expected to serve for a three-year term expiring at the annual meeting of stockholders of the Company in 2013 and until successors have been elected and qualified. The Board of Directors expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence, one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Nominating and Corporate Governance Committee may propose.

        The Board of Directors recommends a vote FOR the Company's nominees for Class I Directors.

 Nominees for Election

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Class I Directors
Aaron Jagdfeld Chief Executive Officer	38, has served as our Chief Executive Officer since September 30, 2008 and as a director since November 2006. Prior to becoming Chief Executive Officer, Mr. Jagdfeld worked for Generac for 15 years. He began his career in the finance department in 1994 and became our Chief Financial Officer in 2002. In 2007, he was appointed president and was responsible for sales, marketing, engineering and product development. Prior to joining Generac, Mr. Jagdfeld worked in the audit practice of the Milwaukee, Wisconsin office of Deloitte and Touche. Mr. Jagdfeld holds a Bachelor of Business Administration in Accounting from the University of Wisconsin-Whitewater.

Mr. Jagdfeld is our Chief Executive Officer and a director on our Board of Directors. As the Chief Executive Officer and the only management representative on the Board, Mr. Jagdfeld has significant knowledge of the Company's products and end markets, and provides valuable insight to the Board into the day-to-day business issues facing the Company. Since joining the Company, he has navigated a number of challenges, including our initial public offering and the recent global economic downturn. Mr. Jagdfeld has extensive finance experience and has high-level leadership experience in several prior positions.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
John D. Bowlin

59, has served as a director of Generac since December 2006. Mr. Bowlin is a consultant to CCMP Capital Advisors, LLC ("CCMP"). Mr. Bowlin previously served as President and Chief Executive Officer of Miller Brewing Company from 1999 until 2003. From 1985 until 2002, Mr. Bowlin was employed by Philip Morris Companies,  Inc., in various leadership capacities, including President, Kraft International, Inc. (1996-1999), President and Chief Operating Officer, Kraft Foods North America (1994-1996), President and Chief Operating Officer, Miller Brewing Company (1993-1994), and President, Oscar Mayer Food Corporation (1991-1993). He currently serves as a director of Quiznos Sub, and he previously served as a director and non-executive chairman of Spectrum Brands and Pliant Corporation.

Mr. Bowlin has extensive leadership skills and operations experience in senior positions, including as Chairman, Chief Executive Officer and Chief Operating Officer for a number of private companies and divisions of public companies.

Timothy Walsh

47, has served as a director of Generac since November 2006 and was appointed as our Lead Director in connection with the Company's initial public offering. Mr. Walsh currently serves as a Managing Director in the New York office of CCMP. Prior to joining CCMP when it was founded in August 2006, Mr. Walsh was a Partner at J.P. Morgan Partners, LLC. Prior to joining J.P. Morgan Partners in 1993, Mr. Walsh worked on various industry-focused client teams within The Chase Manhattan Corporation. Mr. Walsh holds a B.S. from Trinity College and an M.B.A. from the University of Chicago Graduate School of Business. He currently serves on the board of directors of Kraton Performance Polymers, Inc., MetoKote and Octagon Credit Investors. He previously served as a director of Pliant Corporation.

Mr. Walsh represents shareholder interests in that he was originally appointed as a director of the Company by our majority shareholder. He has excellent skills and experience in corporate finance, having over two decades of experience in banking, investment banking and private equity finance. He also has experience as a director of a diverse group of private and public companies, including early stage public companies. Mr. Walsh also has a longstanding tenure on the Board, which provides a breadth of experience with the Company that is beneficial to the Board as a whole.

 Other Members of the Board of Directors

        Including the nominees, the Board of Directors currently consists of eight directors, each of whom, other than the nominees, is described below. The term of the Class II Directors shall expire at the 2011 Annual Meeting of Stockholders, subject to the election and qualification of their respective successors. The term of the Class III Directors shall expire at the 2012 Annual Meeting of Stockholders, subject to the election and qualification of their respective successors.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Class II Directors
Stephen Murray	47, has served as a director of Generac since November 2006. Mr. Murray currently serves as President and Chief Executive Officer of CCMP. Prior to joining CCMP when it was founded in August 2006, Mr. Murray was a Partner at J.P. Morgan Partners, LLC. Prior to joining J.P. Morgan Partners in 1989, Mr. Murray was a Vice President with the Middle-Market Lending Division of Manufacturers Hanover. Mr. Murray holds a B.A. from Boston College and an M.B.A. from Columbia Business School. He currently serves on the board of directors of AMC Entertainment, ARAMARK Corporation, CareMore Medical Enterprises, Chefs' Warehouse, Crestcom, Hanley Wood, Jetro Holdings, Legacy Hospital Partners, Noble Environmental Power, Octagon Credit Investors, Quiznos Sub, Strongwood Insurance and Warner Chilcott. In addition, during the past five years, he has served as a director of Cabelas Incorporated.

Mr. Murray represents shareholder interests in that he was originally appointed as a director of the Company by our majority shareholder. He has extensive experience in the financial and investment industry, a wealth of management experience and leadership skills he developed at CCMP and J.P. Morgan Partners. He also has experience as a director of a diverse group of private and public companies, including early stage public companies. Mr. Murray also has a longstanding tenure on the Board, which provides a breadth of experience with the Company that is beneficial to the Board as a whole.
Edward A. LeBlanc
63, has served as a director of Generac since December 2006. Prior to founding the management consulting firm Focus Associates, LLC in the fall of 2008, Mr. LeBlanc served in an interim capacity as Chairman and CEO of Generac from October 2007 to September 2008. From 2000 to 2005, Mr. LeBlanc was Chief Executive Officer of Kidde PLC's R&C Division, the world's premier manufacturer of smoke and carbon monoxide alarms and fire extinguishers headquartered in Mebane, North Carolina. He served as President and CEO of Regent Lighting Corporation from 1997 through 2000. Prior to joining Regent he held numerous senior level positions at Macklanburg-Duncan, Oklahoma City, Oklahoma serving as President and COO from 1987 to 1997. Mr. LeBlanc also serves on the Board of Directors for Ames True Temp, Pro-Build Holding, Inc., Calera Capital and IPS Corporation. He is also currently serving as Immediate Past Chairman of the Home Safety Council in Washington, DC.

Name and present position, if any, with the Company	Age, period served as a director, other business experience

Mr. LeBlanc has extensive management and leadership experience, including as CEO and COO of a number of companies, and has founded his own management consulting firm. He has significant experience in the consumer products industry.
Class III Directors
Stephen V. McKenna	41, has served as a director of Generac since November 2006. Mr. McKenna currently serves as a Managing Director in the New York office of CCMP. Prior to joining CCMP when it was founded in August 2006, Mr. McKenna was a Partner at J.P. Morgan Partners, LLC. Prior to joining J.P. Morgan Partners in 2000, Mr. McKenna worked in the Consumer Investment Banking Group of Morgan Stanley. Prior to Morgan Stanley, he worked in the Industrial Mergers & Acquisitions Group of J.P. Morgan. Mr. McKenna holds a B.A. from Dartmouth College and an M.B.A. from the University of Chicago Graduate School of Business. Mr. McKenna serves on the board of directors of Jetro Holdings. He previously served as a director of Pliant Corporation.

Mr. McKenna represents shareholder interests in that he was originally appointed as a director of the Company by our majority shareholder. He has excellent skills and experience in corporate finance, having over 17 years of experience in banking, investment banking and private equity finance. He also has experience as a director of a diverse group of companies. Mr. McKenna also has a longstanding tenure on the Board, which provides a breadth of experience with the Company that is beneficial to the Board as a whole.
Barry J. Goldstein
67, has served as a independent director of Generac since September 2009. In October 2000, Mr. Goldstein retired as Executive Vice President and Chief Financial Officer of Office Depot, Inc., which he joined as Chief Financial Officer in May 1987. Mr. Goldstein was with Grant Thornton from 1969 through May 1987, where he was named a Partner in 1976. Mr. Goldstein currently serves on the board of directors of Interline Brands Inc., Noble Environmental Power, LLC and Kraton Performance Polymers, Inc.
Mr. Goldstein has over 30 years of finance experience and has experience as a director for a number of private and public companies.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
David A. Ramon
54, has served as a independent director of Generac since April 15, 2010. Mr. Ramon has more than 25 years of broad management, operations and investment experience with both established and emerging companies. He co-founded Vaduz Partners in 1998, a private investment firm for which he continues to serve as a Managing Partner. From 2000 through 2007, Mr. Ramon was also President, Chief Executive Officer, and director of USA.NET, Inc. In 1997 to 1998, he was President of the Coleman Outdoor Recreation Group. From 1993 to 1997, Mr. Ramon held various senior management positions including President and Chief Operating Officer of New World Television, Inc. and director of New World Communications Group, Inc. From 1982 to 1994, Ramon served as the Executive Vice President and Chief Financial Officer of Gillett Holdings, Inc. Prior to 1982, Mr. Ramon was employed by Arthur Young & Company and earned a Bachelor of Business Administration degree in accounting from the University of Wisconsin. He also serves on the board of directors of Systems Maintenance Services Holding, Inc. and management board of TTBG, LLC.
Mr. Ramon has over 25 years of extensive finance, high-level leadership and management experience, including as CEO, COO, President and CFO of a number of private and public companies.

CORPORATE GOVERNANCE

Board of Directors Independence Standards for Directors and Controlled Company Exemption

        Pursuant to our Corporate Governance Policy, a copy of which is available on our website at www.generac.com, the Board of Directors is required to affirmatively determine whether our directors are independent under the listing standards of the New York Stock Exchange ("NYSE"), the principal exchange on which our common stock is traded.

        During its annual review of director independence, the Board of Directors considers all information it deems relevant, including without limitation, any transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates. The Board of Directors also considers the recommendations of the Nominating and Corporate Governance Committee, which conducts a separate independence assessment of all directors as part of its nomination process for the Board of Directors and its respective committees. The purpose of this review is to determine whether any such relationship or transaction is considered a "material relationship" that would be inconsistent with a determination that a director is independent. The Board of Directors has not adopted any "categorical standards" for assessing independence, preferring instead to consider all relevant facts and circumstances in making an independence determination including, without limitation, applicable independence standards promulgated by the NYSE.

        As a result of this review, the Board of Directors affirmatively determined that Barry J. Goldstein and David A. Ramon are independent directors under the applicable rules of the NYSE and as such term is defined in Rule 10A-3(b)(1) under the Exchange Act.

        Because affiliates of CCMP control a majority of our outstanding common stock, we are a "controlled company" within the meaning of the NYSE corporate governance standards. Under these rules, a "controlled company" may elect not to comply with certain NYSE corporate governance standards, including:

  •
  the requirement that a majority of the board of directors consist of independent directors;

  •
  the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities;

  •
  the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities; and

  •
  the requirement for an annual performance evaluation of the nominating and corporate governance committee and compensation committee.

        We utilize these exemptions. As a result, we do not have a majority of independent directors, our Nominating and Corporate Governance committee and Compensation Committee do not consist entirely of independent directors and such committees are not subject to annual performance evaluations.

Committees of the Board of Directors

        Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board of Directors has adopted charters for each of its standing committees. Copies of our committee charters are posted on our website at www.generac.com.

Audit Committee

        The current members of the Audit Committee are Mr. Barry J. Goldstein (Chair), Mr. David A. Ramon and Mr. Stephen V. McKenna. Mr. Ramon became a member of the Audit Committee when he joined our Board of Directors on April 15, 2010, replacing Mr. Timothy Walsh, who remains on the Board as the Lead Director. Following adjournment of our 2010 annual meeting of stockholders, Messrs. Goldstein (Chair), Ramon and McKenna shall continue to be the members of the Audit Committee. The Board has determined that Mr. Goldstein and Mr. Ramon are "audit committee financial experts" as defined in Item 407(d)(5) of Regulation S-K, and the Board is satisfied that all members of our audit committee have sufficient expertise and business and financial experience necessary to effectively perform their duties as members of the audit committee.

        The Board of Directors has affirmatively determined that each of Messrs. Goldstein and Ramon meet the definition of "independent director" for purposes of serving on an audit committee under applicable SEC and New York Stock Exchange rules.

        The "controlled company" exemption does not modify the independence requirements for the Audit Committee, and we intend to comply with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE, which require that our audit committee be composed of at least three members, all of whom must be independent by February 10, 2011 (one year following the effective date of the registration statement for our initial public offering). We do not believe that our reliance on the exemption that allows the Audit Committee to consist of only a majority of independent directors until February 10, 2011 materially adversely affects the ability of the audit committee to act independently and to satisfy the other requirements of the SEC and NYSE rules with respect to audit committees of public companies.

        The Audit Committee, among other things, assists the Board of Directors in fulfilling its responsibility relating to (a) the integrity of our financial statements, (b) our systems of internal controls and disclosure controls and procedures, (c) our compliance with applicable law and ethics programs, (d) the annual independent audit of our financial statements and (e) the evaluation of financial and enterprise risks. In connection with its review of the Company's financial statements, the Audit Committee receives reports from the Company's Chief Financial Officer and the Company's independent registered public accounting firm regarding significant risks and exposures and will assess management's steps to minimize them. The Audit Committee also reviews material legal and regulatory matters and compliance with significant applicable legal, ethical and regulatory requirements, and receives reports from the Company's management relating to these matters.

        In discharging its duties, the Audit Committee has the sole authority to select, retain, oversee and terminate, if necessary, the independent registered public accounting firm, review and approve the scope of the annual audit, review and pre-approve the engagement of our independent registered public accounting firm to perform audit and non-audit services, meet independently with our independent registered public accounting firm and senior management, review the integrity of our financial reporting process and review our financial statements and disclosures and certain SEC filings and financial press releases.

        The Audit Committee officially met one time in 2009, and members of the Audit Committee also met informally amongst themselves, with management and with and other members of the Board from time to time. Decisions regarding audit-related matters were approved by our Board after taking into account the recommendations of the Audit Committee and its members. In connection with our initial public offering, a new Audit Committee charter was approved, and, going forward as a public company, meetings of the Audit Committee, including meetings at which it meets with our independent registered public accounting firm without management present, will be held regularly.

Compensation Committee

        The members of the Compensation Committee are Mr. Timothy Walsh (Chair) and Mr. John D. Bowlin. Following adjournment of our 2010 annual meeting of stockholders, each of Messrs. Walsh (Chair) and Bowlin, if elected pursuant to Proposal 1, shall continue to be the members of the Compensation Committee.

        The Board of Directors has determined that each member of the Compensation Committee qualifies as an "outside director" pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. Because we are a "controlled company" within the meaning of the NYSE corporate governance standards, we are not required to have the Compensation Committee consist of all independent directors.

        The Compensation Committee plays an integral role in the Company's processes and procedures for the consideration and determination of executive and director compensation. The Compensation Committee recommends to the Board of Directors the compensation policies and individual compensation decisions for our executive officers, and ensures that these policies and decisions are consistent with overall corporate performance. The Compensation Committee, in conjunction with the Nominating and Corporate Governance Committee, reviews the form and amount of director compensation and makes recommendations to the Board related thereto. The Compensation Committee has the authority to approve all stock option grants and other equity awards to our employees, except for grants and awards for directors and executive officers, for which a recommendation is made to the Board of Directors. The Compensation Committee also reviews and recommends to the Board of Directors the target annual incentive pool, the annual performance objectives for participants, and actual payouts to participants, including the executive officers. In setting compensation, the Compensation Committee works with its independent compensation consultant and management to create incentives that encourage an appropriate level of risk-taking that is consistent with the Company's business strategy and maximization of shareholder value.

        The Board of Directors has sole decision-making authority with respect to all compensation decisions for our executive officers and directors, including annual incentive plan awards and grants of equity awards. The Board of Directors is responsible for finalizing and approving the performance objectives relevant to the compensation of our CEO and considers the recommendations of the Compensation Committee in that regard. The Nominating and Corporate Governance Committee is responsible for leading the Board of Directors in evaluating the performance of our CEO in light of those objectives.

        The Compensation Committee's recommendations are developed with input from our CEO and, where appropriate, other senior executives. The Compensation Committee reviews management recommendations and input from compensation consultants, along with other sources of data when formulating its independent recommendations to the Board of Directors. A discussion and analysis of the Company's compensation decisions regarding the executive officers named in the Summary Compensation Table appears in this proxy statement under the heading "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis."

        To assist it in performing its duties, the Compensation Committee has the authority to engage outside consulting firms. Hewitt Associates LLC has been engaged by the Compensation Committee to obtain independent information, analysis and recommendations respecting compensation matters. In its capacity as outside and independent compensation consultant, Hewitt Associates LLC reports directly to the Compensation Committee. The Compensation Committee has sole authority to replace Hewitt Associates LLC, or any other compensation consultants retained from time to time, and to hire additional Compensation Committee consultants at any time. Representatives from outside consulting firms engaged by the Compensation Committee attend meetings of the Compensation Committee, as requested, and communicate with the Chairman of the Compensation Committee between meetings;

however, the Compensation Committee is responsible for making recommendations to the Board of Directors regarding the compensation of our executive officers, and the Board of Directors has sole and ultimate decision-making authority in this regard. None of our management participated in the Compensation Committee's decision to retain the Compensation Committee's independent consultant.

        The Compensation Committee regularly reviews the services provided by its outside consultants and believes that Hewitt Associates LLC, during the course of its engagement by the Compensation Committee, was independent in providing executive compensation consulting services to the Compensation Committee. The scope of Hewitt Associates LLC's business is providing executive compensation and human resources consulting services and it does not provide the Board of Directors, the Compensation Committee or the Company, any non-executive compensation services, such as pension consulting or human resource outsourcing. As part of its engagement by the Compensation Committee, Hewitt Associates LLC advised the Chairman of the Compensation Committee of any potential conflicts of interest that could arise and cause Hewitt Associates LLC's independence and duty of loyalty to the Compensation Committee to be questioned. In light of these factors, the Compensation Committee does not believe that a formal conflicts policy is necessary at this time.

        The Compensation Committee reviews and discusses with management proposed Compensation Discussion and Analysis disclosures and determines whether to recommend the Compensation Discussion and Analysis to the Board of Directors for inclusion in the Company's proxy statement and annual report. The recommendation is described in the Compensation Committee Report included in this proxy statement.

        The Compensation Committee officially met two times in 2009, and members of the Compensation Committee also met informally amongst themselves, with management and with other members of the Board from time to time. Decisions regarding executive compensation were approved by our Board after taking into account the recommendations of the Compensation Committee and its members. In connection with our initial public offering, a new Compensation Committee charter was approved and, going forward as a public company, meetings of the Compensation Committee will be held regularly.

Nominating and Corporate Governance Committee

        The members of the Nominating and Corporate Governance Committee are Mr. Stephen Murray (Chair) and Mr. Edward A. LeBlanc. Following adjournment of our 2010 annual meeting of stockholders, each of Messrs. Murray (Chair) and LeBlanc shall continue to be the members of the Nominating and Corporate Governance Committee.

        Because we are a "controlled company" within the meaning of the NYSE corporate governance standards, we are not required to have the Nominating and Corporate Governance Committee consist of all independent directors.

        The Nominating and Corporate Governance Committee (a) identifies candidates to serve as directors and on committees of the Board of Directors, (b) develops, recommends and reviews our corporate governance guidelines on a regular basis, and (c) assists the Board of Directors in its annual review of the Board of Directors performance. The Nominating and Corporate Governance Committee also undertakes such other tasks delegated to the committee by the Board of Directors, including matters relating to risk oversight. Specifically, going forward the Nominating and Corporate Governance Committee will conduct an annual assessment of the Company's Code of Ethics and Business Conduct, and will assess compliance matters, ethics and training programs and certain other relevant legal and regulatory requirements as part of periodic updates from the Company's management.

        The Nominating and Corporate Governance Committee did not officially meet in 2009, but members of the Nominating and Corporate Governance Committee met informally amongst themselves, with management and with other members of the Board from time to time. Decisions regarding board nominations and corporate governance-related matters were approved by our Board after taking into account the recommendations of the Nominating and Corporate Governance members. In connection with our initial public offering, a new Nominating and Corporate Governance Committee charter was approved, and, going forward as a public company, meetings of the Nominating and Corporate Governance Committee will be held regularly.

Criteria for Director Nominees

        In selecting director candidates, the Nominating and Corporate Governance Committee considers whether the candidates possess the required skill sets and fulfill the qualification requirements of directors approved by the Board of Directors, including integrity, objectivity, sound judgment, leadership and diversity of experience (for example, in relation to finance and accounting, international operations, strategy, risk, technical expertise, policy-making, etc.). Annually, the Nominating and Corporate Governance Committee assesses the composition of the Board of Directors, including the Committee's effectiveness in balancing the above considerations.

        Other than the foregoing, there are no minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to, and a potential or incumbent director will not necessarily satisfy all of, the foregoing criteria and in evaluating a candidate does not distinguish on the basis of whether the candidate was recommended by a stockholder. Accordingly, the Nominating and Corporate Governance Committee does not have a formal diversity policy but considers diversity of experience, as noted above, as a component of evaluating the composition of the Board of Directors in connection with the annual nomination process.

Process for Identifying and Evaluating Director Nominees

        The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Corporate Governance Committee decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee based on the criteria listed above. Current members of the Nominating and Corporate Governance Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Nominating and Corporate Governance Committee. Research may also be performed to identify qualified individuals.

Stockholder Nominations

        Our Amended and Restated Bylaws (the "Bylaws") contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company's annual meeting of stockholders. To make a nomination for election to the Board of Directors, a stockholder must submit his or her nomination by providing the person's name and appropriate background and biographical information by writing to the Nominating and Corporate Governance Committee at Generac Holdings Inc., Attn: Nominating and Corporate Governance Committee, S45 W29290 Hwy 59, Waukesha, WI 53187. A stockholder's nomination must be received by the Company's Secretary (i) no later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the previous year's annual meeting of stockholders, (ii) in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation, or (iii) in the case of a special meeting of shareholders called for the purpose of electing directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

        A stockholder nomination must be accompanied by the following information with respect to a stockholder director nominee as specified in the Bylaws: (i) all information relating to the nominee (including, without limitation, the nominee's name, age, business and residence address and principal occupation or employment and the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the nominee) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) a description of any agreements, arrangements and understandings between or among such stockholder, on the one hand, and any other persons on the other hand, in connection with the nomination of such person for election as a director; and (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among such stockholder and respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Holder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the "registrant" for purposes of Item 404 and the nominee were a director or executive officer of such registrant.

        The recommending stockholder must also include in the notice (i) his or her name and address, (ii) the class and number of shares beneficially owned by him or her on the date of notice and the date such ownership was acquired, (iii) a representation that he or she intends to appear in person at the meeting or that he or she nominates the person specified in the notice, (iv) a description of all arrangements or understanding between him or her and the nominee and (v) other requirements as specified in Section 1.12 of our Amended and Restated Bylaws.

        We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company. See "PROPOSALS BY STOCKHOLDERS" for the deadline for nominating persons for election as directors at our 2011 annual meeting of stockholders.

Board of Directors Role in Risk Oversight

        Our Board and management continually monitor the material risks facing our company, including financial risk, strategic risk, operational risk, and legal and compliance risk. Management regularly reports to the Board on its activities in monitoring and mitigating such risks. Overall responsibility for risk oversight rests with our Board. In addition, the Board may delegate risk oversight responsibility to a particular committee in situations in which the risk falls within the committee's area of focus or expertise. Our Board believes that for certain areas of risk, our company is better served by having the initial risk evaluation and risk monitoring undertaken by a subset of the entire board that is more focused on the issues pertaining to the particular risk. For instance, our Compensation Committee assists the board in evaluating risks relating to our compensation policies and procedures. Also, our Audit Committee assists the board in fulfilling the board's oversight responsibility relating to the evaluation of financial and enterprise risks. As it deems necessary, the respective committee to which oversight and monitoring of a particular risk has been assigned reports on risk exposures and mitigation strategies with respect to such risk to the entire Board.

Board of Directors Leadership Structure

        Mr. Timothy Walsh serves as the Lead Director of the Board of Directors. The Lead Director is responsible for presiding at all meetings of the board of directors; serving as a liaison between the board of directors and management; approving information sent to the board of directors in preparation for meetings of the board of directors; approving agendas for meetings of the board of directors and meeting schedules to ensure that there is sufficient time for discussion of all agenda items; being available to discuss with the other directors any concerns they may have about our company and its performance and relaying such concerns, when appropriate, to the full board of directors; consulting with the Chief Executive Officer regarding concerns of the directors; being available to be consulted by any of the senior executives as to any concerns they might have; and being available for communications with our stockholders.

        The Board of Directors believes that its leadership structure is appropriate because it strikes an effective balance between management and director participation in the Board of Directors process. The Lead Director role helps to ensure greater communication between management and the directors. It also increases the directors' understanding of management decisions and Company operations and provides an additional layer of independent oversight of the Company.

        Stockholders and other parties interested in communicating directly with Mr. Walsh as Lead Director may do so by writing to Mr. Walsh, c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, WI 53187.

Attendance at Meetings

        It is our policy that directors are expected to dedicate sufficient time to the performance of his or her duties as a director, including by attending meetings of the stockholders, Board of Directors and committees of which he or she is a member.

        In 2009, the Board of Directors held 6 meetings (including regularly scheduled and special meetings) and took action by unanimous written consent from time to time. All incumbent directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director); and (ii) the total number of meetings held by all committees on which he served (during the periods that he served).

Stockholder Communications with the Board of Directors

        Stockholders and other parties interested in communicating directly with the Board of Directors as a group may do so by writing to the Board of Directors, c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, WI 53187. The Secretary will review all correspondence and regularly forward to the Board of Directors all such correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that the Secretary otherwise determines requires attention. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee. We have adopted a Whistleblower Policy, which establishes procedures for submitting these types of concerns, either personally or anonymously through a toll free telephone "hotline" operated by an independent party.

        Stockholders and other parties interested in communicating directly with Mr. Barry J. Goldstein, as Chairman of the Audit Committee, may do so by writing to Mr. Goldstein, c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, WI 53187.

Code of Ethics and Business Conduct

        We have adopted a Code of Ethics and Business Conduct (the "Code"), that applies to all of our directors, officers and employees, including our principal executive officer and principal financial accounting officer. Copies of the Code are posted on our website at www.generac.com. Any amendments to, or waivers under, our Code which are required to be disclosed by the rules promulgated by the SEC will be disclosed on the Company's website at www.generac.com.

Corporate Governance Guidelines

        We have adopted Corporate Governance Guidelines. These guidelines outline the role of our Board of Directors, the composition and operating principles of our Board of Directors and its committees and our Board of Directors' working process. Copies of our Corporate Governance Guidelines are posted on our website at www.generac.com.

Section 16(a) Beneficial Ownership Reporting Compliance

        Because our shares of common stock were not registered pursuant to Section 12 of the Exchange Act during the fiscal year ended December 31, 2009, our directors, executive officers and beneficial owners of more than ten percent of our outstanding common stock were not subject to Section 16 of the Exchange Act with respect to our common stock.

Compensation Committee Interlocks and Insider Participation

        During 2009, the members of our Compensation Committee were Messrs. Timothy Walsh and John D. Bowlin. Mr. Walsh is a Managing Director of CCMP. Mr. Bowlin is a consultant to CCMP. CCMP provided Generac with advisory services pursuant to its advisory services and monitoring agreement and has entered into other transactions with us. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

        None of our executive officers serve on the compensation committee or board of directors of any other company of which any of the members of our Compensation Committee or any of our directors is an executive officer.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

        The following table shows information regarding the beneficial ownership of our common stock by:

  •
  each person or group who is known by us to own beneficially more than 5% of our common stock;

  •
  each member of our Board of Directors and each of our executive officers; and

  •
  all members of our Board of Directors and our named executive officers as a group.

        Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

        Percentage of beneficial ownership is based on 67,529,290 shares of common stock outstanding as of April 23, 2010. Except as indicated, the persons named in the table below have sole voting and investment power with respect to all shares of capital stock held by them. Unless otherwise indicated, the address for each holder listed below is c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53187.

Name and address of beneficial owner	Number of shares	Percentage of shares
Principal stockholders
CCMP Capital, LLC(1)	39,907,438	59.1%
Directors and Executive Officers(2)
Aaron Jagdfeld	617,685	0.9%
York A. Ragen	32,138	*
Dawn Tabat	1,331,287	2.0%
Clement Feng	9,844	*
Allen Gillette	22,780	*
Roger Schaus	32,154	*
Roger Pascavis	37,805	0.1%
Terrence J. Dolan	9,844	*
Stephen McKenna(1)	3,125	*
John D. Bowlin	62,992	0.1%
Edward A. LeBlanc	14,895	*
Barry J. Goldstein	37,624	0.1%
Stephen Murray(1)	39,907,438	59.1%
Timothy Walsh(1)	39,907,438	59.1%
David Ramon (3)	—	*
All Board of Directors members and executive officers as a group 15 persons(4)	42,116,486	62.4%

*
Less than 0.1%

(1)
In the case of CCMP Capital, LLC, or CCMP Capital, includes 24,195,367 shares of common stock owned by CCMP Capital Investors II, L.P., or CCMP Capital Investors, 3,225,209 shares of common stock owned by CCMP Capital Investors (Cayman) II, L.P., or CCMP Cayman, and together with CCMP Capital Investors, the CCMP Capital Funds, and 12,477,487 shares of common stock owned by CCMP Generac Co-Invest, L.P., or Generac Co-Invest.

  The general partner of the CCMP Capital Funds is CCMP Capital Associates, L.P., or CCMP Capital Associates. The general partner of CCMP Capital Associates is CCMP Capital Associates GP, LLC, or CCMP Capital Associates GP. CCMP Capital Associates GP is wholly-owned by CCMP Capital. The general partner of Generac Co-Invest is CCMP Generac Co-Invest GP, LLC, or Generac Co-Invest GP. Generac Co-Invest GP is wholly-owned by CCMP Capital.

  CCMP Capital ultimately exercises voting and dispositive power over the shares held by the CCMP Capital Funds and Generac Co-Invest. Voting and disposition decisions at CCMP Capital with respect to such shares are made by an investment committee, the members of which are Stephen Murray, Greg Brenneman and Timothy Walsh.

  Stephen Murray is President and Chief Executive Officer of CCMP Capital. Each of Timothy Walsh and Stephen McKenna is a Managing Director of CCMP Capital. The address of each of Messrs. Murray, Walsh and McKenna and each of the CCMP Capital entities (other than CCMP Cayman) is c/o CCMP Capital, LLC, 245 Park Avenue, New York, New York 10167. The address of CCMP Cayman is c/o Walkers SPV Limited, PO Box 908 GT, Walker House, George Town, Grand Cayman, Cayman Islands.

  Each of Messrs. Murray, Walsh, McKenna and Brenneman disclaims any beneficial ownership of any shares beneficially owned by the CCMP Capital Funds or Generac Co-Invest.

  The number of shares beneficially owned by CCMP Capital and its affiliates includes shares of common stock granted to Messrs. McKenna, Murray and Walsh in connection with our initial public offering, as described in Footnote 4 below, because CCMP Capital may be deemed to have voting and dispositive power over those shares.

(2)
With respect to our executive officers Messrs. Jagdfeld, Ragen, Feng, Gillette, Schaus, Pascavis and Dolan, the number of shares beneficially owned includes 109,375, 21,875, 9,844, 16,406, 13,125, 16,406 and 9,844 shares of restricted stock, respectively, granted to such officers under the Omnibus Plan in connection with our initial public offering. It does not include shares that may be acquired pursuant to options issued under the Omnibus Plan because such options are not exercisable within 60 days. With respect to Messrs. McKenna, Murray, Walsh, LeBlanc, Bowlin and Goldstein, the number of shares beneficially owned includes 3,125, 9,375, 9,375, 3,125, 3,125 and 3,125 shares of our common stock, respectively, granted to such directors under the Omnibus Plan in connection with our initial public offering. The number of shares beneficially owned by Messrs. Murray and Walsh is the total shares they may be deemed to be beneficial owners of as a consequence of their being members of a CCMP Capital investment committee.

(3)
In connection with Mr. Ramon's appointment as a director of the Company, he will receive a number of shares of fully vested common stock equal to $37,500 in value, which shall be granted on the second business day after the Company issues its earnings release for the first quarter of 2010 and based on the closing price of the common stock on such day.

(4)
Includes shares beneficially owned by CCMP Capital, as a result of Messrs. Murray and Walsh potentially being deemed beneficial owners of such shares as a consequence of their being members of a CCMP Capital investment committee. See Footnote 1 above.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation philosophy and objectives

        Generac's executive compensation policy, as established by our Compensation Committee, is designed to drive share value creation over the long term. The principal components of its pay plan, including base pay, annual incentive and long-term incentives are designed to attract and retain high caliber executive talent. The pay plan is also designed to motivate executives to achieve the sustainable share value creation at the heart of Generac's compensation philosophy.

        The Compensation Committee looks to the aggregate compensation package for each named executive officer to determine the individual elements of each such named executive officer's pay. The Compensation Committee and Board of Directors of Generac approve an annual variable compensation plan targeted to pay at competitive levels, provided that pre-established individual and Generac performance goals are achieved. The Compensation Committee has engaged Hewitt Associates LLC, or Hewitt, as its independent compensation consultant. In that role, Hewitt has supplied the committee with compensation data from its Total Compensation Management database relating to compensation paid to executives at similar sized public companies which operate in Generac's industry. Hewitt has provided advice on market practices, as well as support regarding specific decisions regarding compensation for named executive officers. In addition, the Compensation Committee expects that Messrs. Jagdfeld and Ragen, in consultation with the Board of Directors, will establish an annual budget that will include sales targets and other performance-related goals, which the Compensation Committee may consult in making decisions with respect to bonuses and other payments. The Compensation Committee may also approve the grant of shares of restricted stock, options or other equity or equity-based awards from time to time, the value of which is intended to retain and motivate our chief executive officer, chief financial officer and each of our three other most highly compensated executive officers (referred to as our "named executive officers"), as well as align a portion of their compensation with our performance.

        Each of the named executive officers received one or more of the types of equity awards described below in connection with our initial public offering. These awards are intended to align the long-term interests of the named executive officers with those of Generac and its stockholders, while also promoting retention by utilizing multi-year vesting periods. Generally, we will grant equity awards to executives in connection with their commencement of employment with us. The Compensation Committee, with the advice of Hewitt, will determine the value of such grants by reviewing market based pay structure, compensation practices of peer companies, our past practice, and individual negotiations with the executive. In addition, the Compensation Committee has the discretion to grant additional equity awards to executives, including the named executive officers, based on the individual's contributions to Generac.

Role of the Compensation Committee

        Our Compensation Committee discharges the responsibility of the Board of Directors relating to the compensation of the named executive officers. In 2009, the members of the Compensation Committee were Messrs. Timothy Walsh and John D. Bowlin.

        The Compensation Committee annually reviews our goals and objectives related to the compensation of the named executive officers. During that review, the Compensation Committee considers the balance between short-term compensation and long-term incentives, evaluates the performance of the named executive officers in light of established goals and objectives, considers our prior performance and our relative shareholder return and sets the compensation levels of the named executive officers based on that evaluation. In addition, the Chief Executive Officer and Vice President,

Human Resources provide the Compensation Committee with additional analyses and recommendations which reflects such factors as level of experience, time at position and applicable skillset as to the compensation of the named executive officers, although neither the Chief Executive Officer nor the Vice President, Human Resources makes recommendations about his/her own compensation to the Compensation Committee. Historically, the Compensation Committee has not hired outside compensation consultants to conduct a direct analysis of our compensation levels; however, we subscribe to databases maintained by two independent consultant companies, which include aggregated total cash compensation data with respect to industrial machinery and equipment manufacturing companies but which do not include specific data for the individual companies included in the dataset. The independent consultants gather data from both large and small companies and adjust the dataset to present the information, eliminating the impact of company size. The Compensation Committee does not know the identities of the companies included in the dataset. Once the Compensation Committee has determined appropriate total cash compensation levels (consisting of base salary and cash bonus targets) for the named executive officers, the Compensation Committee uses the data to confirm that those compensation levels are reasonable based on that data. Although it does not set specific benchmarks for reasonable compensation levels based on the dataset, the Compensation Committee would generally view total cash compensation to be reasonable if it is within 35% of the 50th percentile as presented in the dataset, assuming target bonus levels and considering the factors described above. Our Compensation Committee determined that target total cash compensation in 2009 fell within 35% of the 50th percentile, except for Clement Feng and Aaron Jagdfeld's compensation. Mr. Feng's compensation was 25% above the 50th percentile, and the Compensation Committee approved in December 2009 an adjustment in his base salary and bonus eligibility, described in "—Employment Agreements and Severance Benefits," which will bring his compensation more in line with the dataset range. Mr. Jagdfeld's compensation at targeted levels in 2009 was 55% below the 50th percentile, and the Compensation Committee approved in January 2010 an increase in his base salary and targeted bonus level, described in "—Employment Agreements and Severance Benefits," which will bring his compensation more in line with the dataset range. Total cash compensation for the other named executive officers in 2009 was 13% to 32% below the 50th percentile of the dataset at their target bonus level. Although the Compensation Committee reviews this data by position annually and attempts to award salaries and bonuses that are reasonable in light of such data, the Compensation Committee does not identify a specific peer group for the purpose of benchmarking executive compensation. In the future, we anticipate that the Compensation Committee may elect to identify a peer group of specified companies in consultation with Hewitt for purposes of establishing the compensation of the named executive officers and other senior executive officers.

Components of compensation

  Base salary

        Employment agreements for certain of the named executive officers were established as a result of negotiations between the individual and Generac at the time of hire. The employment agreements currently in effect for our named executive officers are described below under "Executive compensation—Employment agreements and severance benefits." The Compensation Committee reviews the base salaries of the named executive officers on an annual basis. In December of each year, the Chief Executive Officer and the Vice President, Human Resources provide the Compensation Committee with an evaluation of each named executive officer's performance, with the exception of the Chief Executive Officer's performance, and provide their recommendation for base salary adjustments. Once the Compensation Committee has determined the appropriate adjustment based on its subjective assessment of individual performance, the Compensation Committee uses databases containing aggregated information maintained by two independent consulting companies to confirm that base salary levels plus target cash bonus levels under the incentive compensation plan described below are reasonable in light of that data. The Compensation Committee does not, however, compare the executive's compensation to compensation levels at other specifically identified companies. Additionally, in making subjective evaluations of the overall performance of named executive officers, the Compensation Committee considers the performance from the perspective of our core values, which include practicing integrity, driving innovation, delivering value, operating lean, continually improving quality, developing employees, putting our customers first and environmental stewardship.

        As of January 1, 2009, Mr. Jagdfeld served as President and Chief Executive Officer with a base salary of $400,000. Mr. Ragen served as Vice President, Finance with a base salary of $165,000. Ms. Tabat served as Chief Operating Officer, Executive Vice President and Secretary with a base salary of $450,000. Mr. Feng served as Chief Marketing Officer and Executive Vice President with a base salary of $270,000. Mr. Schaus served as Senior Vice President, Service Operations with a base salary of $206,611. On October 12, 2009, the Compensation Committee approved an adjustment to Mr. Ragen's base salary to $246,500 as a result of a compensation comparison using third party salary surveys. On December 29, 2009, the Compensation Committee approved an adjustment to Mr. Feng's base salary to $230,000 upon his appointment as Senior Vice President, Marketing. On January 14, 2010, the Compensation Committee amended Mr. Jagdfeld's employment agreement, which included increasing his base salary to $500,000.

  Annual bonus: incentive compensation plan

        In 2009 and prior years, the named executive officers were eligible to receive annual bonuses based upon target bonus award levels, or Target Bonus Levels, for 2009 equal to 35% of base salary for Messrs. Jagdfeld, Tabat, and Ragen, 30% of base salary for Mr. Feng and 25% of base salary for Mr. Schaus, with maximum bonuses of 105% of base salary for Messrs. Jagdfeld, Tabat, and Ragen, 90% of base salary for Mr. Feng and 75% of base salary for Mr. Schaus. Prior to the consummation of the initial public offering, all annual bonuses were paid pursuant to the Incentive Compensation Plan, subject to the discretion of the Compensation Committee to make such adjustments as it deemed appropriate.

        In 2008, the Compensation Committee measured performance based upon the achievement of Adjusted EBITDA targets selected by the Compensation Committee using a target earnings before interest, taxes, depreciation and amortization factor, or Target EBITDA Factor. The Target EBITDA Factor was a number on a sliding scale ranging from zero (0) to three (3) with the target factor of 0 set at 90%, the target factor of 1 set at 95%, the target factor of 2 set at 100% and the target factor of 3 set at 110% of our Adjusted EBITDA. A participant's annual bonus was the product of his or her Target Bonus Level, multiplied by our Target EBITDA Factor achieved, multiplied by his or her base salary.

        For the bonus year ended December 31, 2008, our earnings before interest, taxes, depreciation and amortization was 72.7% of Adjusted EBITDA resulting in a Target EBITDA Factor of zero (0). As a result, the Compensation Committee did not grant any performance bonuses under the Incentive Compensation Plan for the year ended December 31, 2008.

        For the year ended December 31, 2009, target Adjusted EBITDA was $174 million. The Target EBITDA Factor was a number on a sliding scale ranging from zero (0) to three (3) with the target factor of 0 set at 86%, the target factor of 1 set at 93%, the target factor of 2 set at 100% and the target factor of 3 set at 107% of our target Adjusted EBITDA. A participant's annual bonus was the product of his or her Target Bonus Level, multiplied by our Target EBITDA Factor achieved, multiplied by his or her base salary at the end of the bonus year ended December 31, 2009. For the bonus year ended December 31, 2009, our earnings before interest, taxes, depreciation and amortization was 91.4% of target Adjusted EBITDA resulting in a Target EBITDA Factor of 0.6. As a result, for the year ended December 31, 2009, the Compensation Committee granted performance bonuses under the Incentive Compensation Plan as set forth in "—Summary Compensation Table."

  Annual performance bonus plan

        As a public company, Section 162(m) of the Internal Revenue Code limits the amount that we may deduct for compensation paid to our CEO and certain other executive officers. This limitation does not apply to compensation that meets the requirements under Section 162(m) for "qualified performance-based" compensation. Our stockholders approved the Generac Holdings Inc. Annual Performance Bonus Plan, or the Annual Bonus Plan, in connection with our initial public offering. The Annual Bonus Plan has been drafted to comply with and is intended to be administered in compliance with the requirements of Section 162(m) of the Code. The Annual Bonus Plan is designed to ensure that executive compensation paid pursuant to the Annual Bonus Plan is "qualified performance-based compensation" and deductible for federal income tax purposes. Initially we will rely on a transition exemption from Section 162(m) for the Annual Bonus Plan that applies to compensation plans adopted prior to an initial public offering. The transition exemption for the Annual Bonus Plan will terminate at the time of our annual meeting that occurs after the third calendar year following the year of our initial public offering or, if earlier, at the time we materially modify the Annual Bonus Plan.

        Summary of material features of the annual bonus plan.    The purpose of the Annual Bonus Plan is to motivate and reward superior short-term performance through the payment of cash award amounts based upon pre-established performance metrics. Under the Annual Bonus Plan, each participating employee's bonus is based upon the level of achievement of performance metrics established by our Compensation Committee. In general, performance periods are expected to be one year in length and coincident with our fiscal year. Pursuant to the plan, bonuses will only be paid to the extent that the short-term performance metrics are achieved.

        The Annual Bonus Plan is administered by our Compensation Committee. Any of our employees may be selected by the Compensation Committee to participate in the Annual Bonus Plan. In its discretion, the committee may add or remove participants from the Annual Bonus Plan at any time during a performance period or otherwise, subject to the requirements of Section 162(m).

        Performance metrics may be based on one or more financial, strategic and operational business criteria specified in the Annual Bonus Plan. The Annual Bonus Plan provides that such criteria may be determined with respect to Generac, or any division or business unit thereof, alone or in combination. Goals need not be the same for all participants and may change from year to year, as long as they are based on the performance criteria specified in the Annual Bonus Plan. This flexibility permits us to maintain alignment with our business strategy and respond to changing market conditions, while maintaining focus on financial measures.

        Following the completion of each performance period, our Compensation Committee will review the performance of the participating employees against the established performance goals. Cash bonus awards are paid after our Compensation Committee has determined the extent to which the performance goals have been achieved. The Annual Bonus Plan allows the Compensation Committee to reduce but not increase the amount of an award that is otherwise payable to a participant upon achievement of the performance goals. The Annual Bonus Plan specifies that payments will be in a lump sum and will be made no later than the date that is two and one-half months following the close of the fiscal year in which such bonus was earned. Section 162(m) requires that the Annual Bonus Plan contain a limit on the amount any one participant may receive in order for bonuses to be tax deductible to us. The maximum bonus that may be paid to any employee in any fiscal year under the Annual Bonus Plan is $3,000,000.

        2010 Executive Management Incentive Plan.    Under the Annual Performance Bonus Plan, the Compensation Committee has approved a 2010 Executive Management Incentive Plan. For 2010, participants, including the named executive officers, are eligible for a bonus award only if actual EBITDA achieved is greater than 96% of target EBITDA. Depending on how actual EBITDA performance compares to target EBITDA, the actual incentive pool funding will be based on a sliding scale ranging from 0 to 3 times the target bonus award level. Company financial performance will determine 75% of the actual bonus award, and individual performance goals will determine the remaining 25%. Individual performance goals will consist of up to five goals weighted accordingly to determine 25% of the total bonus award.

        Generac Awards Program.    Under the Annual Performance Bonus Plan, the Compensation Committee also has approved a Generac Awards Program. Under this program, individual discretionary awards, in an aggregate amount not to exceed $400,000, may be made each year to recognize the significant contributions of selected employees, including named executive officers. Any awards will be based on performance independent of the Executive Management Incentive Plan and the Company's EBITDA performance. The Compensation Committee will approve any changes to the annual award pool and will approve all individual payments to any named executive officers.

  Equity-based compensation

        In November 2006, we adopted a 2006 Management Equity Incentive Plan, or the 2006 Equity Incentive Plan, providing for the grant or sale of equity awards to certain members of our management and employees, including our named executive officers, of up to a maximum of 9,350.0098 shares of Class A Common Stock and 5,000 shares of Class B Common Stock, subject to certain adjustments. In connection with our initial public offering, we terminated the 2006 Equity Incentive Plan and adopted a new equity incentive plan, or the Omnibus Plan. The Omnibus Plan provides for grants of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, other stock-based awards and performance-based compensation. Directors, officers and other employees of us and our subsidiaries and affiliates, as well as other individuals performing services for us, are eligible for grants under the Omnibus Plan. The purpose of the Omnibus Plan is to provide incentives that will attract, retain and motivate highly competent officers, directors, employees and other service providers by providing them with appropriate incentives and rewards either through a proprietary interest in our long-term success or compensation based on their performance in fulfilling their personal responsibilities.

  Pension plans

        We provide retirement benefits to the named executive officers under the terms of qualified defined benefit plans. The Generac Power Systems Inc. Salaried, Technical & Clerical Employees Pension Plan, or the Plan, is a tax qualified retirement plan in which the named executive officers participate on the same terms as our other participating employees.

        The Plan is a non-contributory defined benefit pension plan subject to the provisions of the Employee Retirement Income Security Act. The Plan was frozen effective December 31, 2008. This resulted in a cessation of all future benefit accruals under the Plan.

  401(k) plan

        We also sponsor a voluntary 401(k) tax-qualified savings plan covering employees, including our named executive officers. Beginning on January 1, 2009, we match 50% of the first 6% of each eligible employee's compensation that he or she contributes to the plan each year up to 20%. Additionally, we may contribute a non-elective contribution for each plan year after 2008. The rate of the non-elective contribution is based on years of service and is fixed.

 Summary Compensation Table

        The following table shows compensation information for 2008 and 2009 for our named executive officers.

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Non-Equity Incentive Plan compensation ($)	Change in pension value ($)	All other compensation ($)(2)	Total ($)
Aaron Jagdfeld	2009	400,000	—	84,000	24,629	20,085	528,714
Chief Executive Officer	2008	400,000	—	—	28,334	7,692	438,026
York Ragen	2009	183,086	—	51,765	2,679	6,437	243,967
Chief Financial Officer	2008	153,740	—	—	2,992	3,173	159,905
Dawn Tabat	2009	450,000	—	94,500	120,137	30,704	695,341
Chief Operating Officer,	2008	450,000	—	—	101,862	22,500	574,362
Executive Vice President and Secretary
Clement Feng	2009	270,000	266,591	54,600	2,452	9,800	603,443
Senior Vice President, Marketing	2008	263,846	—	2,000	10,620	—	276,466
Roger Schaus, Jr.	2009	200,650	—	30,992	55,512	19,143	306,297
Senior Vice President, Service	2008	200,377	—	—	59,643	—	260,020
Operations

(1)
The bonus amount consists of the special bonus granted to Mr. Feng in 2009 to repay and discharge in full a loan granted to Mr. Feng in 2007 described below under "—Employment agreements and severance benefits." A portion of the amount ($36,849) was paid in 2010, after the Effective Time.

(2)
All other compensation represents the employer matching contributions and employer non-elective contributions of the defined contribution plan and cash payouts of unused vacation.

        At December 31, 2009, the number of restricted shares of Class A Common Stock held by Messrs. Jagdfeld, Ragen, Feng and Schaus and Ms. Tabat were 1,558.335, 77.9167, 0, 155.8335 and 1,558.335, respectively. Assuming our initial public offering and related corporate recapitalization transactions had occurred, these shares would have had a value of $6,150, $307, $0, $615 and $6,150, respectively.

Grants of plan-based awards in 2009

        In 2009, our earnings before interest, taxes, depreciation and amortization was 91.4% of target Adjusted EBITDA resulting in a Target EBITDA Factor of 0.6. As a result, for the year ended December 31, 2009, the Compensation Committee granted performance bonuses under the Incentive Compensation Plan as set forth in "—Summary Compensation Table." The table below shows possible threshold, target and maximum payouts under our Incentive Compensation Plan.

		Possible payouts under non-equity incentive plan awards
Name	Grant date	Threshold	Target ($)	Maximum ($)
Aaron Jagdfeld	N/A	—	280,000	420,000
York Ragen	N/A	—	172,550	258,825
Dawn Tabat	N/A	—	315,000	472,500
Clement Feng	N/A	—	162,000	243,000
Roger Schaus, Jr	N/A	—	103,306	154,958

 Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2009:

Name	Number of shares of restricted Class A Common Stock that have not vested(1)	Market value of restricted shares of Class A Common Stock that have not vested($)(2)
Aaron Jagdfeld	973.9593	$3,843
York Ragen	48.6979	192
Dawn Tabat	973.9593	3,843
Clement Feng	—	—
Roger Schaus, Jr.	97.3959	384

(1)
These restricted shares of Class A Common Stock were purchased under our 2006 Equity Incentive Plan and are scheduled to vest as described under "—Vesting of restricted shares under the 2006 Equity Incentive Plan."

(2)
The market value of the unvested Class A Common Stock was determined as of December 31, 2009 assuming our initial public offering and related corporate recapitalization transactions had occurred.

Stock vested in 2009

        The following table sets forth information regarding the restricted stock held by our named executive officers that vested during fiscal 2009:

Name	Number of shares of restricted Class A Common Stock acquired on vesting	Value realized on vesting ($)(1)
Aaron Jagdfeld	194.7919	$769
York Ragen	9.7396	38
Dawn Tabat	194.7919	769
Clement Feng	—	—
Roger Schaus, Jr.	19.4792	77

(1)
The market value of the vested Class A Common Stock was determined as of December 31, 2009, assuming our initial public offering and related corporate recapitalization transactions had occurred.

2010 Equity Incentive Plan

        We adopted an equity incentive plan, or the Omnibus Plan, in connection with our initial public offering. A total of 6,637,835 shares of our common stock was reserved for sale, which was covered by a registration statement filed on Form S-8.

Administration

        The Omnibus Plan provides for its administration by the Compensation Committee of our Board of Directors or any committee designated by our board of directors to administer the Omnibus Plan.

Eligibility for participation

        Members of our board of directors and employees of, and service providers to, the Company or any of our subsidiaries and affiliates are eligible to participate in the Omnibus Plan.

Types of awards

        The Omnibus Plan provides for the grant of nonqualified stock options, incentive stock options, stock appreciation rights, shares of restricted stock, other stock-based awards and performance-based compensation, collectively, the awards. The committee will, with regard to each award, determine the terms and conditions of the award, including the number of shares subject to the award, the vesting terms of the award, and the purchase price for the award. Awards may be made in assumption of or in substitution for outstanding awards previously granted by us or our affiliates, or a company acquired by us or with which we combine.

Forms of award agreements

        We granted options and restricted shares to certain of our employees, including our named executive officers, in connection with our initial public offering. Generally, the options will vest in equal installments on each of the first five anniversaries of the date of grant, subject to the grantee's continued employment, such that 20% of the option vests on each such anniversary. In general the restricted shares will vest in full on the third anniversary of the date of grant, subject to the grantee's continued employment.

        In the event a grantee's employment is terminated without Cause within one year following a Change of Control, the options and restricted shares generally vest in full. In the event of termination of employment for any other reason, the unvested portion of the awards is forfeited.

        "Cause" is defined as the grantee's: (a) material breach of any of the grantee's obligations under any written agreement with us; (b) material violation of our policies, procedures, rules and regulations applicable to our employees; (c) failure to reasonably and substantially perform his or her duties to us; (d) willful misconduct or gross negligence causing or reasonably expected to cause material injury to us; (e) fraud or misappropriation of funds; or (f) commission of a felony or crime involving moral turpitude. If the grantee has an employment agreement containing a different definition of cause, the definition of cause in the employment agreement will control.

        "Change of Control" is defined as an event or series of events resulting in any of the following: (a) the acquisition of at least 50% of the total fair market value or total voting power of our stock by any person or group, other than our subsidiaries and certain of our affiliates; (b) a change in the composition of our Board of Directors such that during any twelve-month period at least a majority of our incumbent board members cease to be members of the Board of Directors, provided, that, any new director whose election or nomination is approved by a majority of our incumbent board members shall be deemed to be a member of the incumbent Board of Directors; or (c) the acquisition of at least 50% of the total fair market value of our assets by any person or group, other than our subsidiaries and certain of our affiliates.

Initial grants

        The following table shows the outstanding equity awards that were granted to each of the named executive officers in connection with our initial public offering. All amounts are denominated in shares of common stock.

Name	Options granted in connection with the IPO(1)	Restricted shares granted in connection with the IPO
Aaron Jagdfeld	1,128,791	109,375
York A. Ragen	260,490	21,875
Dawn Tabat	260,490	—
Clement Feng	130,245	9,844
Roger Schaus, Jr.	173,660	13,125

(1)
The exercise price for these options is $13.00 per share. The grant date for these options is February 10, 2010.

Pension Benefits for 2009

        The following table presents information regarding the present value of accumulated benefits that may become payable to the named executive officers under the Plan.

Name	Plan Name	Year	Number of years credited service	Present value of accumulated benefit(1)	Payments during last fiscal year
Aaron Jagdfeld	Generac Power Systems Inc.	2009	14	110,829	—
	Salaried, Technical & Clerical Employees Pension Plan
York Ragen	Generac Power Systems Inc.	2009	3	12,076	—
	Salaried, Technical & Clerical Employees Pension Plan
Dawn Tabat	Generac Power Systems Inc.	2009	36	867,216	—
	Salaried, Technical & Clerical Employees Pension Plan
Clement Feng	Generac Power Systems Inc.	2009	1	13,072	—
	Salaried, Technical & Clerical Employees Pension Plan
Roger Schaus, Jr.	Generac Power Systems Inc.	2009	20	373,165	—
	Salaried, Technical & Clerical Employees Pension Plan

(1)
The accumulated benefit is based on service and earnings considered by the Plan for the period through December 31, 2008, at which time the Plan was frozen. Present value has been calculated assuming the named executive officers will remain in service until age 65, the age at which may occur without any reduction in benefits, and that the benefit is payable under the available forms of annuity consistent with the Plan. The interest assumption is 5.72%. The post retirement mortality assumption is based on the RP 2000 Combined Healthy Mortality for males or females, as appropriate, projected to 2009 with Projection Scale AA. See Note 9—Benefit Plans to our consolidated financial statements in the 2009 Annual Report on Form 10-K for more information.

        The benefits under the Plan are based upon years of service and each participant's defined final average monthly compensation as of December 31, 2008, the date the Plan was frozen. For purposes of calculating benefits, average annual compensation is limited by Section 401(a)(17) of the Internal Revenue Code and is based upon wages, salaries and other amounts paid to the employee. Under the Plan, a participant earns a vested right to an accrued benefit upon completion of five years of vesting service.

Employment Agreements and Severance Benefits

        We entered into employment agreements with Mr. Jagdfeld and Ms. Tabat on November 10, 2006, which were amended on January 14, 2010. We amended Mr. Jagdfeld's agreement in order to update it for the changes in his position and the increased responsibilities created by becoming a public company. Ms. Tabat's agreement was amended to conform terms relating to termination for Good Reason to the provisions of Mr. Jagdfeld's agreement. In addition, both agreements were modified in response to guidance issued by the Internal Revenue Service relating to Section 409A of the Internal Revenue Code. Mr. Jagdfeld's term of employment will end on January 14, 2015, and Ms. Tabat's term of employment will end on November 10, 2011, unless either term of employment is terminated at an earlier time.

        Pursuant to Mr. Jagdfeld's employment agreement, he is entitled to an annual base salary of $500,000, which amount may be increased by our Compensation Committee in its discretion. Mr. Jagdfeld's employment agreement further provides that he is eligible to receive an annual bonus in accordance with our Annual Bonus Plan and his target annual bonus is equal to 75% of his base salary.

        Pursuant to Ms. Tabat's employment agreement, she is entitled to an annual base salary of $450,000, which amount may be increased by our Compensation Committee in its discretion. Ms. Tabat's employment agreement further provides that she is eligible to receive an annual bonus in accordance with our Annual Bonus Plan.

        The employment agreements provide that Mr. Jagdfeld and Ms. Tabat are entitled to participate in any of our employee benefit plans or programs on a basis comparable to other of our senior executives.

        In the event either Mr. Jagdfeld or Ms. Tabat's employment is terminated by us without Cause or by the executive for Good Reason, we are obligated to provide severance benefits.

        Cause is defined as the executive's: (a) willful and continued failure to substantially perform his/her duties; (b) gross negligence or willful misconduct in the performance of his or her duties; (c) commission of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or a material act of dishonesty against us; (d) indictment for a felony; or (e) drug addiction or habitual intoxication that adversely effects his or her performance or the reputation or best interest of the company.

        In Mr. Jagdfeld's employment agreement, Good Reason is defined as: (a) a reduction in excess of 5% of the executive's base salary or target bonus opportunity, excluding across the board reductions affecting all senior executives; (b) a material reduction of the executive's duties or responsibilities that has not been cured within 20 days after written notice has been given; (c) a failure of the Company to make available to the executive the type of employee benefits which are available to the executive as of January 14, 2010; (d) a requirement by us that the executive be based in an office that is 50 miles more than his principal place of employment as of January 14, 2010; and (e) a material breach of any material term or condition of the employment agreement by us that has not been cured within 20 days after written notice has been given.

        In Ms. Tabat's employment agreement, Good Reason is defined as: (a) a reduction in excess of 5% of the executive's base salary or target bonus opportunity, excluding across the board reductions affecting all senior executives; (b) a material reduction of the executive's duties or responsibilities that has not been cured within 20 days after written notice has been given; and (c) a requirement by us that the executive be based in an office that is 50 miles more than her principal place of employment as of November 10, 2006.

        All severance payments are subject to the executive's execution and effectiveness of a release of claims in the form attached to each employment agreement, and the executive's continued compliance with a Restrictive Covenant Agreement (as defined herein).

        If we terminate Mr. Jagdfeld or Ms. Tabat's employment for Cause, or if either executive terminates his or her employment without Good Reason, the executive is entitled only to the obligations already accrued under his or her employment agreement. If we terminate Mr. Jagdfeld or Ms. Tabat's employment without Cause or if either executive terminates his or her employment for Good Reason, the executive is entitled to (1) any accrued but unpaid base salary and vacation pay through the Termination Date (as defined in each employment agreement), payable within thirty days following such Termination Date, (2) any earned annual bonus for the fiscal year during which the Termination Date occurred (and the annual bonus for the prior fiscal year, if earned but not yet paid), payable in accordance with our usual bonus payment schedule, (3) continued participation for the executive and his or her spouse and dependents in our medical, hospitalization, dental and life insurance programs for a period of 24 months (18 months in the case of Ms. Tabat) at our expense commencing on the Termination Date, and the executive would be entitled to full COBRA rights following the termination of such benefits. In addition, Mr. Jagdfeld would be entitled to continued payment of his base salary for a period of 24 months commencing on the Termination Date, payable in accordance with our standard payroll practices, and payments equal to 200% of the executive's target annual bonus for the year in which the Termination Date occurs, payable in equal installments over a period of 24 months commencing on the Termination Date. Ms. Tabat would be entitled to payment of 150% of her base salary for a period of 18 months commencing on the Termination Date, payable in accordance with our standard payroll practices.

        If we terminated Mr. Jagdfeld's or Ms. Tabat's employment agreement without Cause on December 31, 2009 (based on January 2010 amendments to their agreements described at the beginning of this subsection) or if either of them terminated his or her employment agreement for Good Reason, Mr. Jagdfeld would have been entitled to receive an aggregate of $1,777,551 ($1,000,000 for salary, $750,000 for bonus and $27,551 for benefits) and Ms. Tabat would have been entitled to receive an aggregate of $1,018,917 ($1,102,500 for salary and $6,417 for benefits), payable as described above, plus any accrued and unpaid base salary, vacation pay and bonus.

        Simultaneously with the execution of each employment agreement, we entered into a confidentiality, non-competition and intellectual property agreement, or Restrictive Covenant Agreement. Pursuant to each of the Restrictive Covenant Agreements, Mr. Jagdfeld and Ms. Tabat have agreed to maintain Confidential Information (as defined in each Non-Competition Agreement) in confidence and secrecy and have agreed not to compete with us or solicit any of our employees during his or her employment and for a period following 24 months (18 months in the case of Ms. Tabat) after his or her termination.

        Although they have not entered into employment agreements, Mr. Ragen and Mr. Schaus have signed employee nondisclosure and noncompete agreements. Our salary and bonus arrangements with Mr. Ragen and Mr. Schaus are described under "—Compensation Discussion and Analysis—Components of compensation."

        In addition to the previously discussed employment agreements, Mr. Feng has an employment letter dated December 29, 2009 that changed Mr. Feng's position to Senior Vice President, Marketing and granted Mr. Feng a one-time bonus payment of $10,000. The change in Mr. Feng's position was the result of a reorganization of our sales and marketing functions. The one-time bonus was paid to Mr. Feng in recognition of this change and as a matter of retention and motivation. The employment letter also provides for Mr. Feng's eligibility to participate in the Incentive Compensation Plan and other employee benefit programs offered by us. In addition, on December 28, 2009, Mr. Feng received a special cash bonus in the aggregate amount of $219,742. In March 2010, Mr. Feng received an additional $36,849 as part of the special cash bonus. The net proceeds of Mr. Feng's special cash bonus payment were used to repay the outstanding principal and interest on a loan made to Mr. Feng, which was originated to allow for the purchase of Class A Common Stock and that is further described under "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS—Special Bonuses to Executive Officers." We took this step in order to ensure that we would not have any loans outstanding to our executive officers following completion of our initial public offering. This special bonus payment is not necessarily consistent with our overall compensation philosophy and objectives as described above under "—Compensation Discussion and Analysis"; however, the Compensation Committee and the Board of Directors concluded that the special bonus was appropriate, given Mr. Feng's value to our organization and taking into account that the collateral for the loan (the shares of Class A Common Stock) had a value that was substantially less than the outstanding amount of the loan.

        Mr. Terrence Dolan began employment with us on January 18, 2010 as Senior Vice President, Sales. In connection with this position, Mr. Dolan entered into an employment letter providing for a bi-weekly salary of $9,230.77, health insurance benefits, a relocation sign-on bonus of $50,000 and relocation assistance expenses. The employment letter provides for Mr. Dolan's eligibility to participate in our Annual Bonus Plan with a target bonus of 30% and an opportunity to earn up to 90% of his base salary annually, and provides for his eligibility to participate in our Omnibus Plan. Mr. Dolan's employment letter also provides for salary and benefit continuation for a twelve-month period commencing on his termination date, in the event he is terminated without cause. Assuming that the letter was in place, if we had terminated Mr. Dolan without cause on December 31, 2009, Mr. Dolan would have been entitled to receive an aggregate of $253,776 ($240,000 for salary and $13,776 for benefits).

        Additionally, in connection with our initial public offering, we entered into Change in Control Severance Agreements with Messrs. Ragen, Feng, Schaus and Dolan under which, under certain circumstances following a Change in Control, the relevant executives are entitled to severance benefits. Under the agreements, an executive is entitled to severance benefits upon termination of employment by us without Cause or by the executive for Good Reason during the twelve-month period following a Change in Control. The term of each agreement commenced on January 14, 2010 and continues until one year after a Change in Control.

        A Change in Control is defined as a: (a) change in our ownership, such that any one person or more than one person acting as a group, other than a subsidiary, CCMP, an affiliate of CCMP or a group that includes CCMP or an affiliate of CCMP, acquires ownership of our stock that constitutes more than 50% of the total fair market value or total voting power of our stock; (b) change in effective control, such that the individuals who constitute our Board of Directors as of January 14, 2010 cease for any reason to constitute at least a majority of the Board of Directors during any twelve-month period, provided, however, that (i) if the election or nomination for election by our stockholders of any new director was approved by a vote of at least a majority of the existing Board of Directors, then such new director shall be considered a member of the existing Board of Directors, and (ii) any reductions in the size of the Board of Directors that are instituted by the existing Board of Directors shall not constitute a Change in Control, and that after such reduction, the existing Board of Directors shall mean the Board of Directors as so reduced; and (c) change in the ownership of a substantial portion of our assets, such that one person or more than one person acting as a group, other than a subsidiary, CCMP, an affiliate of CCMP or a group that includes CCMP or an affiliate of CCMP, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by the person or persons) our assets that have a total gross fair market value (as determined in good faith by the Board of Directors without regard to any liabilities associated with such assets) of more than 50%

of the total gross fair market value of all our assets immediately prior to such acquisition or acquisitions.

        Cause is defined as the executive's: (a) material breach of any of his obligations under any written agreement with us or our affiliates; (b) material violation of any of our policies, procedures, rules and regulations applicable to employees generally or to similarly situated employees, as they may be amended from time to time; (c) failure to reasonably and substantially perform his duties, other than as a result of physical or mental illness or injury; (d) willful misconduct or gross negligence that has caused or is reasonably expected to result in material injury to our business, reputation or prospects; (e) fraud or misappropriation of funds; or (f) commission of a felony or other serious crime involving moral turpitude.

        Good Reason is defined as: (a) a material and adverse reduction in the nature or scope of the authority or title held by the executive or duties assigned to the executive; or (b) the relocation of the executive's principal place of employment more than 50 miles from its location within one year of the effective date of the Change in Control; provided that written notice must be provided to us within 60 days following the occurrence of such event and the we have 30 days to cure such event.

        If we terminate the employment of the executive without Cause or if the executive terminates his employment for Good Reason during the twelve-month period following a Change in Control, the executive is entitled to receive from us: (1) a cash amount equal to any accrued but unpaid base salary and vacation pay through the date of the executive's termination of employment, payable within 30 days following the date of the executive's termination of employment; (2) a cash amount equal to 12 months of the executive's base salary as of the date of the executive's termination of employment, which shall be paid in accordance with our normal payroll practices over the twelve-month period following the date of the executive's termination of employment; (3) a cash amount equal to one times the executive's base salary multiplied by the executive's target annual bonus level for the fiscal year during which the executive's termination of employment occurs, which shall be paid in accordance with our normal payroll practices over the twelve-month period following the date of the executive's termination of employment; and (4) reimbursement (or direct payment to the carrier) for 12 months following the executive's termination of employment for the premium costs incurred by the executive (and his spouse and dependents, where applicable) to obtain COBRA coverage, pursuant to one of the group health plans sponsored by us, and only if the executive is participating in the group health plan as of the date of termination. Assuming that the agreements were in place, if we had terminated the employment of Messrs. Ragen, Feng, Schaus and Dolan without Cause or if they terminated their employment for Good Reason on December 31, 2009 and such date was within the twelve-month period following a Change in Control, Mr. Ragen would have been entitled to receive an aggregate of $346,551 ($246,500 for salary, $86,275 for target annual bonus and $13,776 for benefits); Mr. Feng would have been entitled to receive an aggregate of $312,776 ($230,000 for salary, $69,000 for target annual bonus and $13,776 for benefits); Mr. Schaus would have been entitled to receive an aggregate of $272,038 ($206,611 for salary, $51,651 for target annual bonus and $13,776 for benefits); and Mr. Dolan would have been entitled to receive an aggregate of $325,776 ($240,000 for salary, $72,000 for target annual bonus and $13,776 for benefits), each payable as described above, and plus any accrued and unpaid base salary and vacation pay.

        All severance benefits are subject to the executive's execution and the effectiveness of a release of claims and continued compliance with the nondisclosure and noncompete agreement that each executive has entered into.

 Vesting of Restricted Shares under the 2006 Equity Incentive Plan

        One-half of the restricted shares that have been issued to date under the 2006 Equity Incentive Plan pursuant to restricted stock agreements vest over time, or Time Vesting Shares, with 25% vesting on November 10, 2007 and on the next three anniversaries thereof, so long as the participant is still employed by us or one of our subsidiaries on the applicable vesting date. Upon the occurrence of a change in control of Generac, any unvested Time Vesting Shares immediately vest in full, so long as the participant is still employed by us or one of our subsidiaries.

        Before giving effect to the vesting upon consummation of our initial public offering described at the end of this section, the other half of the restricted shares, or Performance Vesting Shares, immediately vest in full upon the occurrence, provided the participant is still then employed by us or one of our subsidiaries, of either: (1) a change in control of Generac that results in a quotient equal or greater than two when the aggregate net proceeds received by CCMP, Unitas Capital Pte. Ltd. and Unitas Capital Consulting Company, Ltd., together, the "Sponsors," with respect to their shares of capital stock of Generac is divided by the dollar amount of the Sponsors' equity investment in Generac; or (2) from and after the date of the consummation of our initial public offering, the achievement with respect to shares of the Class A Common Stock of an average closing trading price exceeding, in any 60 consecutive trading day period starting prior to the later of (a) the fifth year anniversary of the date of grant of the restricted shares, and (b) one year after the date of the consummation of our initial public offering, the lowest amount which when multiplied by the number of shares of Class A Common Stock then held by the Sponsors and added to the aggregate net proceeds received by the Sponsors with respect to their shares of capital stock of Generac would yield a quotient of equal or greater than two when divided by the Sponsors' equity investment in Generac.

        The following table sets forth, for each named executive officer, the number of restricted shares that would have vested if a change in control had occurred on December 31, 2009 resulting in the full vesting of all restricted shares of Class A Common Stock, including Time Vesting Shares and the value of such restricted shares that would have vested on an accelerated basis, assuming our initial public offering and related corporate recapitalization transactions had occurred:

Name	Shares of Class A Common Stock that would have vested on an accelerated basis upon a change in control on December 31, 2009	Shares of common stock to be issuable upon Corporate Reorganization in exchange for restricted shares subject to accelerated vesting upon a change in control on December 31, 2009	$ value
Aaron Jagdfeld	779	237	$3,075
York A. Ragen	39	12	154
Dawn Tabat	779	237	3,075
Clement Feng	—	—	—
Roger Schaus, Jr.	78	24	307

        If a change in control had occurred on December 31, 2009, whether or not all of the restricted shares held by our named executive officers would have vested on an accelerated basis, we would not have been required to pay any consideration to the named executive officers pursuant to the 2006 Equity Incentive Plan. The amount that the named executive officers could have realized on the sale of their shares in the change in control transaction would have depended on the price paid by the purchaser in such transaction.

        In addition, as disclosed under "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS—Shareholders Agreement," under certain circumstances, we have the right to purchase shares owned by our employees or management shareholders. The following table shows the estimated amounts that we could pay to our named executive officers for the shares of common stock held by such named executive officer, assuming our initial public offering and related corporate recapitalization transactions had occurred, the full vesting of all restricted shares held by such named executive officer and the termination for cause or the violation of any non-competition or non-solicitation covenant by such named executive officer as of the date of our initial public offering.

Name	Number of shares of common stock issuable upon Corporate Reorganization in exchange for shares subject to purchase right	Potential payment per share(1)	Total potential payment
Aaron Jagdfeld	473	$13.00	$6,150
York A. Ragen	24	13.00	307
Dawn Tabat	473	13.00	6,150
Clement Feng	—	—	—
Roger Schaus, Jr.	47	13.00	615

(1)
The Shareholders Agreement provides that the price that we are entitled to pay for shares purchased as a result of termination for cause or as the result of a violation of any non-competition or non-solicitation covenant is the lesser of the fair market value of the shares or the price paid for such shares.

        The Board of Directors approved the vesting in full of Performance Vesting Shares that were issued pursuant to the 2006 Equity Incentive Plan. The number of restricted shares of Class A Common Stock held by Messrs. Jagdfeld, Ragen, Feng and Schaus and Ms. Tabat that will automatically vest are 779, 39, 0, 78, and 779, respectively, before giving effect to the Corporate Reorganization.

DIRECTOR COMPENSATION

        The following table shows compensation information for 2009 for our Board of Directors.

Name	Year	Fees earned ($)	All other compensation ($)	Total ($)
Stephen Murray	2009	—	—	—
Timothy Walsh	2009	—	—	—
Stephen V. McKenna	2009	—	—	—
John D. Bowlin	2009	50,000	—	50,000
Edward A. LeBlanc(1)	2009	—	150,000	150,000
Barry J. Goldstein(2)	2009	18,333	—	18,333

(1)
"All other compensation" includes fees paid to Mr. LeBlanc under his consulting arrangement. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS—Consulting Agreements."

(2)
Mr. Goldstein became a member of the Board in September 2009.

        David Grizzle was a director for part of 2009. During that time, he received $12,500 in board fees. Mr. Grizzle is no longer serving on our Board of Directors.

        Following the consummation of the initial public offering, the members of the Board of Directors are compensated for their services as directors, through board fees of $12,500 per quarter, annual stock grants with a value of $50,000, and reimbursement for out-of-pocket expenses incurred in connection with rendering such services for so long as they serve as directors. The chairman of the Audit Committee receives a quarterly fee of $3,750 in cash and the chairman of the Compensation Committee receives a quarterly fee of $2,500 in cash. In addition, certain non-employee members of the Board of Directors may also participate in the future in our Omnibus Plan as described under "EXECUTIVE COMPENSATION—2010 Equity Incentive Plan."

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Shareholders Agreement

        Generac is a party to a shareholders agreement, or Shareholders Agreement, with its shareholders, or Shareholders, including CCMP Capital Investors II, L.P., various of its affiliated funds, various funds affiliated with Unitas and the management shareholders party thereto, including Roger Schaus Jr., Roger Pascavis, Allen Gillette, York A. Ragen, Dawn Tabat and Aaron Jagdfeld.

        The Shareholders Agreement included provisions regarding the election of members of our boards of directors, share transfer restrictions, tag-along rights, drag-along rights and certain preemptive rights, all of which provisions terminated upon our initial public offering (the "IPO"). The preemptive rights provisions of the Shareholders Agreement and their exercise by the parties to the Shareholders Agreement are described under "—Issuances of Securities—Preemptive rights." These preemptive rights also terminated upon our initial public offering.

        The Shareholders Agreement also provides for: (1) demand registration rights, which require Generac to effect registration of the Registrable Securities (as defined in the Shareholders Agreement) upon a written request from CCMP, subject to certain limitations; (2) piggy-back registration rights, after the occurrence of an IPO of Generac; and (3) shelf demand registration rights at any time after the one-year anniversary of an IPO of Generac when Generac becomes eligible to use a registration statement on Form S-3. In addition, under the Shareholders Agreement, Generac agrees to indemnify any selling stockholders with respect to registrations made pursuant to the above-mentioned registration rights.

        The Shareholders Agreement also includes provisions regarding the repurchase of shares held by management shareholders who cease to be employed by Generac or any of its subsidiaries. Generac has a right (but not an obligation) to repurchase shares of common stock held by our employees, in the case of vested shares, if any such employee is terminated for cause prior to the first anniversary of the IPO or in the event a management shareholder violates the terms of any non-competition or non-solicitation covenant applicable to such employee, and in the case of unvested shares, if such employee's employment is terminated for any reason prior to the time when such shares vest, whereupon the Company's repurchase right terminates.

Advisory Services and Monitoring Agreement

        Generac, Generac Acquisition Corp., and Generac Power Systems are parties to an advisory services and monitoring agreement with the Sponsors pursuant to which the Sponsors (or their affiliates) provided us with business monitoring and transaction advisory services. We paid the Sponsors (or their designees), collectively, a quarterly advisory fee in an amount equal to $125,000, and were obligated to reimburse for (1) reasonable out-of-pocket expenses incurred in connection with the provision of such management services, in connection with any enforcement of remedies under the agreement, and (2) reasonable out-of-pocket expenses incurred by each director appointed to the board of directors of any of Generac, Generac Acquisition Corp., and Generac Power Systems in connection with attending regular and special meetings of such board of directors and any committee thereof. In 2009, we paid the Sponsors a total of $500,000 in advisory fees and reimbursed the Sponsors $10,620 for out-of-pocket expenses.

        Upon the consummation of our initial public offering, the advisory services and monitoring agreement automatically terminated. In 2010, we have paid the Sponsors $93,750 in advisory fees for the fourth quarter of 2009 and $42,708 as part of a pro-rated installment of advisory fees for the 41 days in the first quarter of 2010 during which advisory services were provided prior to the termination of the of the advisory services and monitoring agreement. We will also pay the Sponsors (i) the remaining $31,250 in advisory fees for the fourth quarter of 2009, (ii) the remaining $14,944 in pro-rated advisory fees for the first quarter of 2010, and (iii) approximately $70,000 for out-of-pocket expenses incurred in 2009 and 2010.

        The advisory services and monitoring agreement also included indemnification provisions in favor of the Sponsors and their affiliates.

Issuances of Securities

Sales of Series A Preferred Stock

        In 2009, we issued an aggregate of 1,475.4597 shares of our Series A Preferred Stock to affiliates of CCMP in exchange for certain term loans under our first and second lien credit facility that such CCMP affiliates had purchased for an aggregate purchase price of $14,754,597. The exchange ratio in connection with the exchange was one share of our Series A Preferred Stock per $10,000 of the amount paid by the CCMP affiliates for the loans that were so exchanged. Such purchased term loans had an aggregate outstanding principal amount equal to $29,897,861.

        In addition to the sales made to related persons in connection with the satisfaction of preemptive rights described under "Preemptive rights" below, in September 2009, affiliates of CCMP sold 20.0000 shares of Series A Preferred Stock to Barry Goldstein for $200,000. Mr. Goldstein is currently serving on our Board of Directors.

Preemptive rights

        Pursuant to the preemptive rights provisions in the Shareholders Agreement, with respect to certain new issuances of equity securities by us, each of our shareholders that is an "accredited investor" (as such term is defined in Rule 501(a) of the Securities Act) had the right to purchase an amount of such equity securities being issued based on a percentage that is equivalent to such stockholder's then current equity ownership interest in us. Under the Shareholders Agreement, we had the right to offer and sell equity securities to CCMP without first complying with the preemptive rights provisions, provided that our other stockholders were subsequently afforded the opportunity to purchase an amount of such equity securities equal to the number of shares that would have been offered for sale to such other investors had the preemptive rights initially been complied with. Preemptive rights were available in connection with the issuances of Series A Preferred Stock to affiliates of CCMP from December 2008 to July 2009. In connection with these issuances and the satisfaction of the preemptive rights related to these issuances, in September 2009, we issued 14.8166, 2.9891, 6.0000, 2.1325, 2.4791 and 1,950.3427 shares of our Series A Preferred Stock to John Bowlin, Edward LeBlanc, Roger W. Schaus, Jr., Allen Gillette, York A. Ragen and CCMP Generac Co-Invest, L.P., respectively, for an aggregate purchase price of $19,787,600, and CCMP Generac Co-Invest, L.P. purchased 444.0373 shares from affiliates of CCMP for an aggregate purchase price of $4,440,373. Messrs. Bowlin and LeBlanc are currently serving on our Board of Directors. Messrs. Schaus, Gillette and Ragen are executive officers. The preemptive rights under the Shareholders Agreement do not apply to, and will terminate upon the consummation of, our initial public offering.

Special Bonuses to Executive Officers

        In December 2009 and March 2010, pursuant to a letter agreement, Mr. Feng received a special cash bonus from us in the aggregate amount of $266,591, from which we applied $147,337 to repay and discharge in full a loan made to Mr. Feng by the Company in 2007 to facilitate Mr. Feng's purchase of 389.5799 shares of our Class A Nonvoting Common Stock. In connection with the special cash bonus, Mr. Feng transferred to us the 389.5799 shares of Class A Nonvoting Common Stock that were pledged as collateral to secure the loan.

 Consulting Agreements

        On September 30, 2008, Edward LeBlanc resigned as interim Chief Executive Officer. Upon his resignation from the company, Mr. LeBlanc entered into a separation agreement with us, which provides for 19 months of continuing medical and dental coverage ($12,965 value). In connection with the separation agreement, Mr. LeBlanc agreed to provide consulting services from October 1, 2008, with an annual fee of $150,000. Mr. LeBlanc's consulting arrangement under the separation agreement terminated as of December 31, 2009. Mr. LeBlanc continues to serve as a member of the Board of Directors.

Severance Agreements

        On October 22, 2007, William Treffert resigned as Chief Executive Officer. Upon his resignation, Mr. Treffert entered into a severance agreement with us, which provided for the payments of 18 months of 150% of his bi-weekly base salary ($1,350,000) and his 2007 annual bonus ($4,000), and his being provided with 18 months of continued benefits ($10,500 value). In 2009, we paid Mr. Treffert $363,000 in connection with his severance agreement.

Indemnification of Directors and Officers

        We and Generac Power Systems entered into indemnification agreements with each of our and its directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys' fees, judgments, fines, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person's services as a director or executive officer. At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, executive officers, employees, or agents in which indemnification would be required or permitted. We believe these indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

Policies for Approval of Related Person Transactions

        We adopted a written policy relating to the approval of related person transactions. Our Audit Committee reviews and approves or ratifies all relationships and related person transactions between us and (1) our directors, director nominees, executive officers or their immediate family members, (2) any 5% record or beneficial owner of our common stock or (3) any immediate family member of any person specified in (1) and (2) above. Our Chief Financial Officer is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related party transactions and for determining, based on the facts and circumstances, whether we or a related person have a direct or indirect material interest in the transaction.

        As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related party transaction, the Audit Committee will consider:

  •
  the nature of the related person's interest in the transaction;

  •
  the availability of other sources of comparable products or services;

  •
  the material terms of the transaction, including, without limitation, the amount and type of transaction; and

  •
  the importance of the transaction to us.

        Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. However, such member of the Audit Committee will provide all material information concerning the transaction to the Audit Committee.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors recommends that the stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2010. The Audit Committee approved the selection of Ernst & Young LLP as our independent registered public accounting firm for 2010. Ernst & Young LLP is currently our independent registered public accounting firm.

        The Board of Directors recommends a vote FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.

 Principal Accounting Fees and Services

        Ernst & Young LLP ("E&Y") serves as our independent registered public accounting firm. The following table presents fees paid for audit of our annual consolidated financial statements and all other professional services rendered by E&Y for the years ended December 31, 2009 and 2008.

	For the Years Ended December 31,
	2009(1)	2008
Audit fees	$1,393,092	$244,360
Audit-related fees	—	—
Tax fees	49,750	28,500
All other fees	—	—

Total fees	$1,442,842	$272,860

(1)
In 2009, "Audit fees" include $1,110,088 in S-1 registration and other initial public offering-related fees. In addition, in 2009, "Tax fees" include $21,250 in S-1 registration and other initial public offering-related fees.

        The services provided by E&Y were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the independence of the independent registered public accounting firm and has determined, based on advice from E&Y, that the provision of such services has not adversely affected E&Y's independence.

        According to its charter, the Audit Committee is responsible for approving all audit engagement fees, terms and non-audit engagements with the independent auditors on behalf of the Company in advance of providing any service.

 REPORT OF THE COMPENSATION COMMITTEE

        Our Compensation Committee has reviewed and discussed the "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis" section with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis" section be included in this Proxy Statement, which will be incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Respectfully submitted by the Compensation Committee of the Board of Directors.

Timothy Walsh, Chair John D. Bowlin

        The information contained in the foregoing report shall not be deemed to be "filed" or to be "soliciting material" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in a filing.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee represents and assists the board in fulfilling its oversight responsibility relating to (i) the integrity of the company's financial statements and financial reporting process and the company's systems of internal accounting and financial controls; (ii) the performance of the internal audit services function; (iii) the annual independent audit of the company's financial statements, the engagement of the independent auditors and the evaluation of the independent auditors' qualifications, independence and performance; (iv) the compliance by the company with legal and regulatory requirements, including the company's disclosure controls and procedures; (v) the evaluation of enterprise risk issues; and (vi) the fulfillment of the other responsibilities set out in the committee's charter. The Audit Committee has the responsibility for the engagement and retention of the company's independent registered public accounting firm and the approval of all audit and other engagement fees.

        In discharging its responsibilities, the committee is not itself responsible for the planning or conducting of audits or for any determination that the company's financial statements are complete and accurate or in accordance with generally accepted accounting principles. The company's management is primarily responsible for its financial statements and the quality and integrity of the reporting process. The independent registered public accounting firm Ernst & Young LLP is responsible for auditing those financial statements with accounting principles generally accepted in the United States of America.

        In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2009 with the company's management and representatives of the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards 114 (Codification of Statements on Auditing Standards, AU380—which supersedes SAS 61). In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

        Ernst & Young LLP audited the financial records of the company and its subsidiaries for the year ended December 31, 2009 and has served as the Company's independent registered public accounting firm since 2006. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        In reliance on its review of the audited consolidated financial statements, the discussions referred to above and the receipt of the written disclosures referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors.

Barry J. Goldstein, Chair Stephen V. McKenna Timothy Walsh*

*
David A. Ramon replaced Timothy Walsh as a member of the Audit Committee on April 15, 2010, subsequent to the Audit Committee's recommendation to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission. As of the date of this proxy statement, the members of the Audit Committee are Mr. Barry J. Goldstein (Chair), Stephen V. McKenna and Mr. David A. Ramon.

        The information contained in the foregoing report shall not be deemed to be "filed" or to be "soliciting material" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in a filing.

OTHER BUSINESS

        The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the annual meeting, the persons named in this proxy statement will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

ANNUAL REPORT AND COMPANY INFORMATION

        A copy of our 2009 Annual Report to stockholders on Form 10-K is being furnished to stockholders concurrently herewith. Exhibits to the Annual Report will be furnished to stockholders upon payment of photocopying charges.

PROPOSALS BY STOCKHOLDERS

        In order to include information with respect to a stockholder proposal in the Company's proxy statement and related form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the Securities Exchange Act of 1934, as amended.

        Proposals that stockholders wish to submit for inclusion in our proxy statement and related form of proxy for our 2011 annual meeting of stockholders pursuant to Rule 14a-8 of the SEC's rules must be received by us at S45 W29290 Hwy. 59, Waukesha, WI 53187, Attention of Dawn Tabat, Secretary, no later than December 30, 2010, unless the date of our 2011 annual meeting is more than 30 days before or after June 4, 2011, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

        With respect to proposals submitted by a stockholder other than for inclusion in our proxy statement and related form of proxy for our 2011 annual meeting of stockholders, timely notice of any stockholder proposal must be received by us in accordance with our Amended and Restated Bylaws and our rules and regulations no later than March 6, 2011 nor earlier than February 4, 2011, unless the date of our 2011 annual meeting is more than 30 days before or 60 days after May 27, 2011, in which case notice by the stockholder to be timely must be so delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made. Any proxies solicited by the Board of Directors for the 2011 annual meeting may confer discretionary authority to vote on any proposals notice of which is not timely received.

        The notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business and of the beneficial owners (if any) of the stock registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such proposal on the date of the stockholder notice, (iii) the class and number of shares of the Company which are held of record, beneficially owned or represented by proxy by the stockholders and by any other stockholders known by such stockholder to be supporting such proposal on the record date for the annual meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder's notice, (iv) any material interest of the stockholder in such proposal and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, in his or her capacity as a proponent to a stockholder proposal.

        It is important that your proxy be returned promptly, whether by mail, by the Internet or by telephone. The proxy may be revoked at any time by you before it is exercised. If you attend the meeting in person, you may withdraw any proxy (including an Internet or telephonic proxy) and vote your own shares.

By Order of the Board of Directors.

AARON JAGDFELD Chief Executive Officer

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 016W3C 1 U PX + Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such. If the signer is a corporation, please sign in corporate name by duly authorized officer, giving full title as such and indicating full corporate name. If the signer is a partnership, please sign in partnership name by duly or authorized person, giving full title as such and indicating full partnership name. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2. Change of Address — Please print new address below. 01 - Aaron Jagdfeld 02 - John D. Bowlin 03 - Timothy Walsh 1. To elect the three nominees named herein as Class I directors: For Against Abstain 2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM The Board of Directors recommends that the stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2010. The Audit Committee approved the selection of Ernst & Young LLP as our independent registered public accounting firm for 2010. Ernst & Young LLP is currently our independent registered public accounting firm. OTHER BUSINESS The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the annual meeting, the persons named in this proxy statement will have discretionary authority to vote the shares thereby represented in accordance with their best judgment. 01 02 03 Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 1234 5678 9012 345 0 2 5 7 0 1 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m. Central Time on June 3, 2010, the day before the meeting date. Vote by Internet • Log on to the Internet and go to www.investorvote.com/GNRC • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

Notice of 2010 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — June 4, 2010 York A. Ragen, Chief Financial Officer of Generac Holdings Inc., and Dawn Tabat, Chief Operating Officer of Generac Holdings Inc., or any of them, acting in the absence of others, each with the power of full substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Generac Holdings Inc. to be held at the Marriott Milwaukee West, W23 N1600 Corporate Court, Waukesha, WI 53186 on June 4, 2010 at 9:00 a.m. local time, and at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. Unless a contrary direction is indicated, this proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2. In their discretion, the named proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy — Generac Holdings Inc. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders www.edocumentview.com/GNRC IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.